UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2002


              CONSOLIDATED FREIGHTWAYS CORPORATION

                  Commission File Number  1-12149

              Incorporated in the State of Delaware
          I.R.S. Employer Identification No. 77-0425334

             16400 S.E. CF Way, Vancouver, WA 98683
                 Telephone Number (360) 448-4000




Item 9.  Regulation FD Disclosure

      On August 22, 2002, the Company issued a press release announcing the receipt of notice from The Nasdaq Stock Market (Nasdaq) that the Company's ticker symbol has been changed from CFWY to CFWYE due to the delay in the Company's filing of its second quarter Form 10-Q. Additionally, the Company was notified that its common stock is subject to de-listing from the Nasdaq due to the delay. The Company will request an appeal hearing, which will stay the de-listing. The press release is attached as Exhibit 99.1.



                            SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Consolidated Freightways Corporation
                                   (Registrant)



August 23, 2002
                                   /s/Stephen Sokol
                                   Stephen  Sokol
                                   Executive Vice President of Finance and
                                      Chief Financial Officer